Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 12, 2002 relating to the financial statements, which appears in Terremark Worldwide, Inc.’s Annual Report on Form 10-K for the year ended Mach 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Fort Lauderdale, Florida
December 27, 2002